Exhibit 10.7
June 17, 2016
Via Email (nbhatt@calamos.com)
Mr. Nimish S. Bhatt
2431 Fawn Lake Cir
Naperville, IL 60564
Dear Nimish:
For good and valuable consideration, this side letter agreement amends that certain Confidentiality and Restrictive Covenants Agreement signed by you on April 21, 2015 (“CRCA”) as follows:
Sections 5(c) and 5(d) of the CRCA are replaced as follows:
“(c)    refer to any Fund offered or managed by the Company (“Company Fund”) or the investment performance thereof in any public filing or statement, including without limitation social media, or in the advertisement or marketing of any service or product which is a Competing Activity, except that Employee may accurately refer in biographical information (such as a resume or social media listing) to the fact that Employee was employed by the Company, to Employee’s title, job responsibilities or duties during such employment, or to the name of a Company Fund for which Employee provided services, provided that no event shall such information include the track record or other information relating to the investment performance of any Company Fund; or;” and
“(d)    own or control any interest in, or act as an officer, director, employee, consultant, or advisor of, to or for any Entity directly or indirectly engaged in the Business which refers to any Company Fund or the investment performance thereof, in any public filing or statement, including without limitation social media, or in the advertisement or marketing of any service or product which is a Competing Activity, except to the extent such Entity accurately refers in biographical information to the fact that Employee was employed by the Company, to Employee’s title, job responsibilities or duties during such employment, or to the name of a Company Fund for which Employee provided services, provided that no event shall such information include the track record or other information relating to the investment performance of any Company Fund.”
The CRCA as amended by this side letter, including all unchanged provisions, shall remain in full force and effect. Please indicate your acceptance of the terms of this side letter by signing and returning one copy of this document to me.

Warmest Regards,

/s/ John S. Koudounis
John S. Koudounis
Chief Executive Officer

Accepted and Agreed to

This 17th day of June, 2016

/s/ Nimish S. Bhatt
Nimish S. Bhatt